News Release

FOR RELEASE MONDAY, FEBRUARY 23, 2004

AT&T Names Herbert L. Henkel to Board of Directors

BEDMINSTER, N.J. – AT&T today announced the election of Herbert L. Henkel to its board of directors.

Henkel, 55, is Chairman, President and CEO of Ingersoll-Rand.

“Herb brings valuable insight and business experience to the AT&T board, and we’re pleased that he’s joining us at this time,” said AT&T Chairman and CEO David W. Dorman.

Henkel was elected chairman of Ingersoll-Rand Company on May 3, 2000. He has been president and chief executive officer of the company since October 1, 1999. Previously, he was president and chief operating officer of Textron, Inc. Early in his career, Henkel was a Member of Technical Staff with Bell Labs, then the research arm of AT&T.

Henkel earned his bachelor of science degree in aerospace engineering and applied mechanics and a master of science degree in mechanical engineering from Polytechnic University, New York. He also holds a master’s degree in business administration from Pace University, New York. Henkel serves on the boards of Pitney Bowes Inc. of Stamford, Conn. and C. R. Bard Inc. of Murray Hill, N.J.

With the addition of Henkel, the AT&T board now has 10 members.

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